EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. REPORTS FIRST NINE MONTHS OF FISCAL YEAR 2019 OPERATING RESULTS

DURANGO, Colorado (January 11, 2019) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”) today reported its operating results for the three and nine months ended November 30, 2018. The Company franchises and operates gourmet chocolate and confection stores and self-serve frozen yogurt cafés, and manufactures an extensive line of premium chocolates and other confectionery products.

THIRD QUARTER HIGHLIGHTS

●	Total revenue decreased 10.2 percent to $8.9 million during the three months ended November 30, 2018 compared to $10.0 million during the three months ended November 30, 2017.

●

Same-store pounds of product purchased from the Company’s factory by franchisees and co-branded licensees decreased 1.9 percent during the three months ended November 30, 2018 compared to the three months ended November 30, 2017.

●

Net income decreased 30.1 percent to $525,000, or $0.09 per basic and $0.09 per diluted share, in the three months ended November 30, 2018 compared to net income of $751,000, or $0.13 per basic share and diluted share, in the three months ended November 30, 2017.

●	Operating income decreased 43.4 percent to $678,000 in the three months ended November 30, 2018, compared to operating income of $1.2 million during the three months ended November 30, 2017.

●

Adjusted EBITDA (a non-GAAP measure defined later in this release) decreased 27.9 percent to $1.2 million in the three months ended November 30, 2018 compared to $1.7 million in the three months ended November 30, 2017.

●

Factory sales decreased 8.6 percent during the three months ended November 30, 2018 compared to the three months ended November 30, 2017, primarily due to an 18.8 percent decrease in shipments of products to customers outside our network of franchised retail stores.

●

Royalty and marketing fees decreased 10.6 percent in the three months ended November 30, 2018, primarily due to an 8.7 percent decrease in the number of domestic franchised locations in operation (primarily yogurt locations) during the three months ended November 30, 2018 compared to the three months ended November 30, 2017.

●

Franchise fees decreased 59.1 percent in the three months ended November 30, 2018, primarily due to a decrease in domestic franchise store openings and the associated fees during the three months ended November 30, 2018 compared to three months ended November 30, 2017.

●

The Company’s franchisees and licensees opened two domestic Rocky Mountain Chocolate Factory franchised locations, one domestic U-Swirl franchised location and two Cold Stone Creamery co-branded locations during the three months ended November 30, 2018.

●	On December 7, 2018, the Company paid its 62nd consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

THIRD QUARTER OPERATING RESULTS

Total revenue decreased 10.2 percent to $8.9 million during the three months ended November 30, 2018 compared to $10.0 million during the three months ended November 30, 2017.

Total factory sales decreased 8.6 percent to $6.9 million in the three months ended November 30, 2018 compared to $7.5 million in the three months ended November 30, 2017. The decrease was due primarily to an 18.8 percent decrease in shipments to customers outside the Company’s network of franchise retail locations. This change was primarily the result of a decrease in purchases by the Company’s largest customer. Factory gross margin decreased 310 basis points to 21.0 percent of factory sales in the three months ended November 30, 2018 compared to 24.1 percent in the three months ended November 30, 2017.

Retail sales declined 14.2 percent to $721,000 in the three months ended November 30, 2018 compared to $840,000 in the three months ended November 30, 2017. This decrease in retail sales was primarily due to the closure of certain underperforming Company-owned locations, partially offset by an increase in same-store sales at Company-owned stores and cafés. Same-store sales at all Company-owned stores and cafés increased 8.6 percent during the three months ended November 30, 2018 compared to the three months ended November 30, 2017.

Royalty and marketing fees decreased 10.6 percent to $1.3 million in the three months ended November 30, 2018 compared to $1.5 million in the three months ended November 30, 2017, primarily due to an 8.7 percent decrease in the number of domestic franchise stores and cafés in operation (primarily yogurt locations) resulting from domestic store closures exceeding domestic store openings. The Company’s franchisees and licensees opened two Rocky Mountain Chocolate Factory franchised locations, one domestic U-Swirl franchised location and two Cold Stone Creamery co-branded locations during the three months ended November 30, 2018. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees decreased 59.1 percent to $62,000 in the three months ended November 30, 2018 compared to $151,000 in the three months ended November 30, 2017, as a result of a decrease in franchise fees associated with new domestic franchise store openings recognized during the three months ended November 30, 2017 compared to the three months ended November 30, 2018.

Income from operations decreased 43.4 percent in the three months ended November 30, 2018 to $678,000 compared to $1.2 million in the three months ended November 30, 2017.

The Company’s effective income tax rate in the three months ended November 30, 2018 was 21.2 percent compared with 36.2 percent in the three months ended November 30, 2017. The change is the result of the lower enacted U.S. corporate tax rate of 21 percent under the Tax Cuts and Jobs Act.

Net income decreased 30.1 percent to $525,000, or $0.09 per basic and $0.09 per diluted share, in the three months ended November 30, 2018, compared to net income of $751,000, or $0.13 per basic and diluted share, in the three months ended November 30, 2017.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) decreased 27.9 percent for the three months ended November 30, 2018 to $1.2 million compared to $1.7 million for the three months ended November 30, 2017.

NINE-MONTH OPERATING RESULTS

Total revenue decreased 8.9 percent to $25.1 million during the nine months ended November 30, 2018 compared to $27.6 million during the nine months ended November 30, 2017.

Total factory sales decreased 7.4 percent to $17.2 million in the nine months ended November 30, 2018 compared to $18.6 million in the nine months ended November 30, 2017. The decrease was due primarily to a 22.5 percent decrease in shipments to customers outside the Company’s network of franchise retail locations. This decrease was primarily the result of a change in purchases by the Company’s largest customer. Factory gross margins decreased 270 basis points to 22.9 percent of factory sales in the nine months ended November 30, 2018 compared to 25.6 percent in the nine months ended November 30, 2017.

Retail sales declined 11.4 percent to $2.7 million in the nine months ended November 30, 2018 compared to $3.0 million in the nine months ended November 30, 2017. This decrease in retail sales was primarily due to the closure of certain underperforming Company-owned locations, partially offset by an increase in same-store sales at Company-owned stores and cafés. Same-store sales at all Company-owned stores and cafés increased 2.1 percent during the nine months ended November 30, 2018 compared to the nine months ended November 30, 2017.

Royalty and marketing fees decreased 8.1 percent to $5.0 million in the nine months ended November 30, 2018 compared to $5.4 million in the nine months ended November 30, 2017, primarily due to a 9.9 percent decrease in the number of domestic franchise stores and cafés in operation (primarily yogurt locations) resulting from domestic store closures exceeding domestic store openings. The Company’s franchisees and licensees opened seven Rocky Mountain Chocolate Factory franchised locations, one international Rocky Mountain Chocolate Factory licensed location, four Cold Stone Creamery co-branded locations and three U-Swirl franchised cafés during the nine months ended November 30, 2018. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees decreased 53.4 percent to $262,000 in the nine months ended November 30, 2018 compared to $563,000 in the nine months ended November 30, 2017, as a result of a decrease in franchise fees associated with new international license agreements recognized during the nine months ended November 30, 2017 with no comparable fees recognized during the nine months ended November 30, 2018.

Income from operations decreased 37.4 percent in the nine months ended November 30, 2018 to $2.5 million compared to $4.0 million in the nine months ended November 30, 2017.

The Company’s effective income tax rate in the nine months ended November 30, 2018 was 24.6 percent compared with 36.4 percent in the nine months ended November 30, 2017. The change is the result of the lower enacted U.S. corporate tax rate of 21 percent under the Tax Cuts and Jobs Act.

Net income decreased 25.7 percent to $1.9 million, or $0.31 per basic and diluted share, in the nine months ended November 30, 2018, compared to net income of $2.5 million, or $0.42 per basic and diluted share, in the nine months ended November 30, 2017.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) decreased 19.8 percent in the nine months ended November 30, 2018 to $4.4 million compared to $5.4 million for the nine months ended November 30, 2017.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, and restructuring and acquisition-related charges to GAAP income from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. The Company believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. For example, the Company believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, the Company uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included below.

Cash Dividends

On December 7, 2018, the Company paid its 62nd consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of January 11, 2019, the Company, through its subsidiaries and its franchisees and licensees operated 447 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 38 states, Canada, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “RMCF.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements involve risks and uncertainties. The nature of the Company’s operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: changes in the confectionery business environment, seasonality, consumer interest in the Company’s products, general economic conditions, the success of the Company’s frozen yogurt business, receptiveness of the Company’s products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees either are or may be subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company’s actual results to differ from the forward-looking statements contained herein, please see the “Risk Factors” contained in Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2018. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

For Further Information, please contact

Rocky Mountain Chocolate Factory, Inc. (970) 375-5678

(Financial Highlights Follow)

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	November 30, 2018	November 30, 2018
United States
Rocky Mountain Chocolate Factory
Franchise Stores	2	182
Company-Owned Stores	0	2
Cold Stone Creamery	2	91
International License Stores	0	66
U-Swirl
Franchise Stores	1	101
Company-Owned Stores	0	4
International License Stores	0	1
Total	5	447

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	November 30, 2018	February 28, 2018
Current Assets	$15,332	$15,571
Total Assets	$27,567	$28,941
Current Liabilities	$5,740	$8,208
Stockholder's Equity	$20,583	$19,557

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended November 30,		Three Months Ended November 30,
	2018	2017	2018	2017
Revenues
Factory sales	$6,862	$7,512	76.7%	75.4%
Royalty and marketing fees	1,305	1,459	14.6%	14.6%
Franchise fees	61	151	0.7%	1.5%
Retail sales	722	840	8.1%	8.4%
Total Revenues	8,950	9,962	100.0%	100.0%

Costs and expenses
Cost of sales	5,700	6,040	63.7%	60.6%
Franchise costs	463	515	5.2%	5.2%
Sales and marketing	520	593	5.8%	6.0%
General and administrative	861	828	9.6%	8.3%
Retail operating	446	585	5.0%	5.9%
Depreciation and amortization, exclusive of depreciation and amortization expense of $140 and $134 included in cost of sales, respectively	282	202	3.2%	2.0%
Restructuring charges	-	-	0.0%	0.0%
Total Costs and Expenses	8,272	8,763	92.4%	88.0%

Income from operations	678	1,199	7.6%	12.0%

Other income (expense)
Interest expense	(16)	(29)	-0.2%	-0.3%
Interest income	5	7	0.1%	0.1%
Other, net	(11)	(22)	-0.1%	-0.2%

Income before income taxes	667	1,177	7.5%	11.8%

Provision for income taxes	142	426	1.6%	4.3%

Consolidated net income	525	751	5.9%	7.5%

Basic Earnings Per Common Share	$0.09	$0.13
Diluted Earnings Per Common Share	$0.09	$0.13

Weighted Average Common Shares Outstanding	5,948,660	5,903,436

Dilutive Effect of Employee Stock Awards	34,170	78,029

Weighted Average Common Shares Outstanding, Assuming Dilution	5,982,830	5,981,465

 CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Nine Months Ended November 30,		Nine Months Ended November 30,
	2018	2017	2018	2017
Revenues
Factory sales	$17,203	$18,577	68.5%	67.4%
Royalty and marketing fees	4,952	5,390	19.7%	19.5%
Franchise fees	262	563	1.0%	2.0%
Retail sales	2,699	3,045	10.7%	11.0%
Total Revenues	25,116	27,575	100.0%	100.0%

Costs and expenses
Cost of sales	14,249	14,908	56.7%	54.1%
Franchise costs	1,539	1,588	6.1%	5.8%
Sales and marketing	1,673	1,785	6.7%	6.5%
General and administrative	2,589	2,933	10.3%	10.6%
Retail operating	1,507	1,775	6.0%	6.4%
Depreciation and amortization, exclusive of depreciation and amortization expense of $415 and $388 included in cost of sales, respectively	880	592	3.5%	2.1%
Restructuring charges	177	-	0.7%	0.0%
Total Costs and Expenses	22,614	23,581	90.0%	85.5%

Income from operations	2,502	3,994	10.0%	14.5%

Other income (expense)
Interest expense	(58)	(96)	-0.2%	-0.3%
Interest income	14	20	0.1%	0.1%
Other, net	(44)	(76)	-0.2%	-0.3%

Income before income taxes	2,458	3,918	9.8%	14.2%

Provision for income taxes (benefit)	605	1,425	2.4%	5.2%

Consolidated net income	1,853	2,493	7.4%	9.0%

Basic Earnings Per Common Share	$0.31	$0.42
Diluted Earnings Per Common Share	$0.31	$0.42

Weighted Average Common Shares Outstanding	5,925,725	5,878,086

Dilutive Effect of Employee Stock Awards	57,165	102,145

Weighted Average Common Shares Outstanding, Assuming Dilution	5,982,890	5,980,231

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended November 30,
	2018	2017	Change
GAAP: Income from Operations	$678	$1,199	-43.5%
Depreciation and Amortization	422	336
Stock-Based Compensation Expense	103	134
Restructuring and acquisition related charges	-	-
Non-GAAP, adjusted EBITDA	$1,203	$1,669	-27.9%

	Nine Months Ended November 30,
	2018	2017	Change
GAAP: Income from Operations	$2,502	$3,994	-37.4%
Depreciation and Amortization	1,295	980
Stock-Based Compensation Expense	384	458
Restructuring and acquisition related charges	177	-
Non-GAAP, adjusted EBITDA	$4,358	$5,432	-19.8%